Exhibit 10.2

                              THE UNUM CORPORATION
                           INCENTIVE COMPENSATION PLAN
                        FOR DESIGNATED EXECUTIVE OFFICERS

1.   PURPOSE OF THE PLAN

         The purpose of the UNUM Corporation ("UNUM" or the "Corporation") Incentive Compensation Plan for Designated Executive Officers (the "Plan") is to provide a means of rewarding certain executive officers of the Corporation and its subsidiaries with compensation which, when coupled with a base salary, produces a competitive level of total compensation that reflects their contributions to the overall long term enhancement of the value of the Corporation in a manner which permits such compensation to be deductible for federal income tax purposes.

2.   ADMINISTRATION OF THE PLAN

         The administration of this Plan shall be vested in the Compensation Committee of the Board (the "Committee") which shall make all determinations necessary under this Plan. All members of the Committee shall qualify as "outside directors" (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder or as may from time to time be in effect (the "Regulations")).

3.   PARTICIPATION IN THE PLAN

         All executive officers, as defined by rules of the Securities and Exchange Commission, shall be eligible to participate in the Plan. Within the period specified in the Regulations within which a performance goal is required to be established to qualify as a pre-established performance goal (the "Designation Period"), the Committee may designate one or more such executive officers of the Corporation (each, a "Participant") who shall participate in the Plan for the Performance Period.

4.   PERFORMANCE GOALS AND AWARDS TO PARTICIPANTS

         Within the Designation Period the Committee will allocate amounts on behalf of each Participant which will be awarded if the Corporation and/or a business unit attains objective performance goals established by the Committee within the Designation Period based on one or more of the following: the market price of a share of the Common stock, earnings-per-share, return to stockholders (including dividends), return-on-equity, earnings on a GAAP, operating, or statutory accounting basis, revenues, annualized sales, market share, cash flow or cost reduction goals, underwriting margin, or any combination of the foregoing. Such goals may be expressed either on an absolute basis or relative to the performance of a peer group selected by the Committee.
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         Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or no vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Corporation or any subsidiary or affiliate thereof or the financial statements of the Corporation or any subsidiary or affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or to a change in accounting principles.

         The Committee may, in its sole discretion, reduce or cancel any award under the Plan. At the discretion of the Committee, Awards shall be satisfied in cash or restricted stock under the Company's 1996 Stock Long-Term Incentive Plan or a combination of the above.

     The maximum amount payable in cash and Restricted Stock (valued at the fair market value on the date of grant) to any single participant with respect to any Performance Period shall be the lesser of 250% of the base salary of the participant at the time of designation or $3,000,000.

5.   PERFORMANCE PERIOD

         The Performance Period as to which awards may be made under this Plan shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year.

6.   PAYMENT OF INCENTIVE AWARDS UNDER THE PLAN

         (a) Following the completion of each Performance Period, the Committee will certify in writing (i) whether the performance goals and any other material terms of each award were attained, and (ii) the award payable to the Participants.

         (b) Except as provided in Section 7 of this Plan, each Participant shall receive payment, in cash or certificates representing shares of Restricted Stock, subject to all required tax withholdings, of his or her incentive award as soon as practicable following the determination of the amount of such award.

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7.   DEFERRAL OF PAYMENT OF AWARDS

         At the discretion of the Committee and subject to such terms and conditions as the Committee may determine, any Participant may elect to defer payment of the cash portion of all or part of any award which such Participant might earn with respect to a Performance Period (together with interest thereon from the date as of which the award would have been paid but for such Participant's election to defer payment at the rate, if any, fixed by the Committee) by complying with such procedures as the Committee may from time to time prescribe.

8.   SEPARATION FROM THE CORPORATION AND ITS SUBSIDIARIES

         The Committee may adopt rules governing the rights of Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of the Performance Period to receive award payments.

10.  AMENDMENTS

         The Committee may amend this Plan at any time, provided that if Section 162(m) of the Code or the Regulations would require stockholder approval of such an amendment in order for payments under the Plan to be deductible then no such amendment shall be effective without such approval.

11.  TERMINATION

         The Board of Directors of the Corporation may terminate this Plan at any time. No termination of this Plan shall adversely affect the right of any person to receive any award for a Performance Period or Periods for which such person had been designated under Section 3 of this Plan, or amounts previously awarded to such person but deferred in accordance with Section 7 of this Plan plus any earnings thereon, or as provided in rules adopted under Section 8 of this Plan.

12.  MISCELLANEOUS

         (a) Nothing contained in this Plan shall be construed as giving any executive officer of the Corporation the right to participate in the Plan, to continued employment or any interest in any asset of the Corporation or any of its subsidiaries, or to prevent the Corporation or any of its subsidiaries or affiliates from taking any action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this Plan or the amounts payable hereunder.

         (b) This Plan shall be unfunded and the Corporation shall not be required to establish any segregation of assets to assure payment of any awards made hereunder.


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         (c) A Participant may not sell, transfer or assign any right or interest in the Plan except as provided in rules adopted by the Committee under
Section 8 hereof and any attempted sale, transfer or assignment shall be null and void.

         (d) This Plan shall be governed by and construed in accordance with the laws of the State of Delaware and the applicable provisions of the Code and the Regulations.

13.  EFFECTIVE DATE

         This Plan shall be effective as of January 1, 1997, subject to the subsequent approval hereof by the Corporation's stockholders at the 1997 Annual Meeting of Stockholders and, if so approved, shall remain in effect until terminated in accordance with Section 11 hereof.